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                                                                   EXHIBITS 10.2

                                   MEMORANDUM

This Memorandum is made on 31st of December 2001 (hereinafter called "ASSIGNED DAY"), by and among ASAHI MEDICAL CO., LTD., a corporation organized and existing under the laws of Japan, with its principal place at 9-1, Kanda Mitoshirocho, Chiyoda-ku, Tokyo, Japan (hereinafter called "ASAHI"), OCCULOGIX CORPORATION, a corporation organized and existing under the laws of the State of Florida, the United States of America, with its principal place at 612 Florida Avenue, Palm Harbor, Florida 34683, the United States of America (hereinafter called "OCCULOGIX"), and APHERESIS TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Florida, the United States of America, with its principal place at 612 Florida Avenue, Palm Harbor, Florida 34683, the United States of America (hereinafter called "ATI").

                                   BACKGROUND

OCCULOGIX and ATI, as a wholly owned subsidiary of OCCULOGIX, have jointly and severally engaged in sales, marketing, and exploring regulatory approvals of certain plasma therapy products manufactured by ASAHI in the Territory (hereinafter defined) under the terms and conditions of the following six (6) agreements (hereinafter collectively called "AGREEMENTS"):

1. 1997 DISTRIBUTORSHIP AGREEMENT made on February 1, 1997 (hereinafter called "AGREEMENT-I")

2.    Plasmaflo AGREEMENT made on June 1, 1997 (hereinafter called
      "AGREEMENT-II")

3.    MEMORANDUM made on April 1, 1998

4. AMENDMENT to 1997 DISTRIBUTORSHIP AGREEMENT and Plasmaflo AGREEMENT made on January 1, 1999

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                                      -2-

5.    2000 AGREEMENT made on September 1, 2000

6. SECOND AMENDMENT to 1997 DISTRIBUTORSHIP AGREEMENT and Plasmaflo AGREEMENT made on November 1, 2000

OCCULOGIX splits off ATI as of ASSIGNED DAY and each company will be engaged in the following business respectively:

A)    OCCULOGIX:

      i) Exploring to obtain, at its own expenses, the FDA approval of Product I (defined in AGREEMENT-I) for Treatment Disease (defined in AGREEMENT-I)

      ii)   Distributing aforesaid Product I in the Territory

B)    ATI:

      i) Sales and marketing of Product II (defined in AGREEMENT-I) in the Territory

      ii) Exploring to obtain, at its own expenses, the FDA approval of Product (defined in AGREEMENT-II) for TPE (defined in AGREEMENT-II)

      iii)  Distributing the aforesaid Product II and Product in the Territory

ASAHI accepted such split and is desirous that each of them will engage in each business relating to ASAHI's products.

NOW, THEREFORE, it is agreed among the three parties as follows:

1.    The AGREEMENTS shall terminate as of ASSIGNED DAY.

2. ASAHI and OCCULOGIX shall newly enter into a distributorship agreement for the distribution of Product-I (defined in AGREEMENT-I) for Treatment Disease (defined in AGREEMENT-I) as of ASSIGNED DAY.

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                                      -3-

3. ASAHI and ATI shall newly enter into a distributorship agreement for the distribution of Product-II (defined in AGREEMENT-I) and of Product (defined in AGREEMENT-II) for TPE (defined in AGREEMENT-II) as of ASSIGNED DAY.

IN WITNESS WHEREOF, the three parties hereto have caused this Memorandum to be executed by their respective duly authorized representatives as of ASSIGNED DAY.

Signed and agreed by


/s/ Akihiro Isobe                                   /s/ John B. Cornish
-----------------------------                       ----------------------------
Akihiro Isobe                                       John B. Cornish
President                                           President
ASAHI MEDICAL CO., LTD.                             APHERESIS TECHNOLOGIES, INC.


/s/ Richard C. Davis
-----------------------------
OCCULOGIX CORPORATION